Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”), dated as of April 18, 2014, is entered into by AVISTA CORPORATION, a Washington corporation (the “Borrower”), the financial institutions identified on the signature pages hereof as “Continuing Lenders” (the “Continuing Lenders”), the financial institution identified on the signature pages hereof as the “Exiting Lender” (the “Exiting Lender” and, together with the Continuing Lenders, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank, and UNION BANK, N.A., as Administrative Agent (the “Administrative Agent”) and an Issuing Bank.

Recitals

A.    The parties hereto are party to a Credit Agreement dated as of February 11, 2011, as amended by a First Amendment to Credit Agreement and Waiver Thereunder dated as of December 14, 2011 (that Credit Agreement, as so amended, herein called the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the provisions of Section 1.02 of the Credit Agreement are incorporated herein by reference.

B.    The Borrower and the Continuing Lenders wish to, among other things, add a lower pricing level to the definition of “Applicable Rate,” extend the Expiration Date and revise Section 2.20 of the Credit Agreement to provide for possible additional extensions of the Expiration Date. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Issuing Banks and the Administrative Agent hereby agree as set forth below.

SECTION 1.Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Borrower and the Continuing Lenders hereby agree that the Credit Agreement is amended as set forth below.

(a)    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

“‘Applicable Rate’ shall mean, on any date with respect to the Facility Fee, Eurodollar Loans, ABR Loans or the LC Participation Fee, the rate per annum set forth in the following table in the ‘Facility Fee,’ ‘Eurodollar Margin,’ ‘ABR Margin’ or ‘LC Participation Fee’ column, as applicable, for the Pricing Level in effect for such date.

Pricing Level	Facility Fee	Eurodollar Margin	ABR Margin	LC Participation Fee
I	0.075%	0.675%	0.000%	0.675%
II	0.100%	0.775%	0.000%	0.775%
III	0.125%	0.875%	0.000%	0.875%
IV	0.175%	0.950%	0.000%	0.950%
V	0.200%	1.050%	0.050%	1.050%
VI	0.250%	1.250%	0.250%	1.250%

For purposes of determining which Pricing Level is applicable in the foregoing table, the following rules will apply:

‘Pricing Level I’ will be applicable at any date if, at such date, the Senior Debt Rating is Sixth Lowest Investment Grade or higher;

‘Pricing Level II’ will be applicable at any date if, at such date, the Senior Debt Rating is Fifth Lowest Investment Grade and Pricing Level I is not applicable;

“Pricing Level III” will be applicable at any date if, at such date, the Senior Debt Rating is Fourth Lowest Investment Grade and neither Pricing Level I nor Pricing Level II is applicable;

‘Pricing Level IV’ will be applicable at any date if, at such date, the Senior Debt Rating is Third Lowest Investment Grade and none of Pricing Level I, Pricing Level II or Pricing Level III is applicable;

‘Pricing Level V’ will be applicable at any date if, at such date, the Senior Debt Rating is Second Lowest Investment Grade and none of Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV is applicable;

‘Pricing Level VI’ will be applicable at any date if, at such date, (i) the Senior Debt Rating is Lowest Investment Grade or lower or (ii) there is no applicable Senior Debt Rating.”

(b)    The definition of “Expiration Date” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

“‘Expiration Date’ shall mean April 18, 2019.”

(c)    The definition of “Reportable Event” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

“‘Reportable Event’ shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).”

(d)    Section 1.01 of the Credit Agreement is amended by deleting the definition of “Highest Non-Investment Grade” and adding the following new definitions in alphabetical order:

“‘Anti-Corruption Laws’ shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower or any Subsidiary from time to time concerning or relating to bribery or corruption.

“‘Ecova’ shall mean Ecova, Inc., a Washington corporation.

“‘Sanctioned Country’ shall mean, at any time, a country or territory that is the subject or target of any Sanctions.

“‘Sanctioned Person’ shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State, the United Nations Security Council, the European Union or any member state of the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“‘Sanctions’ shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or the United States Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

    “‘Sixth Lowest Investment Grade’ shall mean that the Senior Debt Rating assigned to the applicable Indebtedness of the Borrower is a rating which, as reasonably determined by the Administrative Agent, would be the rating granted by the applicable credit-rating agency which is generally treated as “investment grade” in the ratings regime of that credit-rating agency and is higher than Fifth Lowest Investment Grade.”

(e)    Section 2.05(b) of the Credit Agreement is amended in full to read as follows:

“(b)    To request the issuance of a Letter of Credit (or the renewal, extension or other amendment of an outstanding Letter of Credit), the Borrower shall hand-deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, renewal, extension or other amendment) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be renewed, extended or otherwise amended, and specifying the date of issuance, renewal, extension or other amendment (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, renew, extend or otherwise amend such Letter of Credit. If requested by such Issuing Bank, the Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, renewed, extended or otherwise amended only if (and upon the issuance, renewal, extension or other amendment of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, renewal, extension or other amendment, (i) the total LC Exposure would not exceed $200,000,000 and (ii) the total Revolving Credit Exposures would not exceed the total Commitments.”

(f)    Section 2.20(a) of the Credit Agreement is amended in full to read as follows:

“(a)    If no Event of Default has occurred and is continuing, the Borrower may request, by simultaneous notice to the Administrative Agent and each Lender given after April 18, 2014 and no later than 60 days before the Expiration Date applicable on the date of such notice (the ‘Current Expiration Date’), that the Lenders extend their respective Commitments for an additional period of one year or two years (the ‘Requested Extension Period’). If a Lender agrees, in its sole and absolute discretion, to so extend its Commitment, it will give notice to the Administrative Agent of its decision to do so within 30 days after the Borrower’s delivery of notice to the Administrative Agent and the Lenders requesting extension of the Current Expiration Date. Promptly after expiration of such 30-day period, the Administrative Agent will notify the Borrower and each Lender as to the Lenders (each an ‘Extending Lender’) from which it has received such a notice agreeing to so extend. Any failure by a Lender to so notify the Administrative Agent shall be deemed to be a decision by such Lender not to so extend its Commitment.”

(g)    Section 2.20(d) of the Credit Agreement is amended in full to read as follows:

“(d)    The Borrower may use the process contemplated by this Section 2.20, at any time or times after April 18, 2014, only once for a Requested Extension Period of two years or up to twice for Requested Extension Periods of one year each; provided, however, that no extension of the Expiration Date shall be permitted that would cause the remaining term until the Expiration Date to exceed five years at any time.”

(h)    Article III of the Credit Agreement is amended by adding a new Section 3.14, to read as follows:

“Section 3.14 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Significant Subsidiaries and Ecova (whether or not a Significant Subsidiary), and their respective directors, officers, employees and agents, with the Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries, and their respective officers and employees and, to the knowledge of the Borrower, their respective directors and agents, are in compliance with the Anti-Corruption Laws and applicable Sanctions in all material respects. None of the following is a Sanctioned Person: (a) the Borrower or any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees; or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will benefit from, or act in any capacity in connection with, the credit facility established hereby. No Borrowing, Letter of Credit, use of proceeds of any Borrowing or Letter of Credit, or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanction.”

(i)    Section 4.03(a) of the Credit Agreement is amended in full to read as follows:

“(a)     [Reserved.]”

(j)    Section 5.01 of the Credit Agreement is amended by adding the following new subsection (c) at the end thereof:

“(c)    The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Significant Subsidiaries and Ecova (whether or not a Significant Subsidiary), and their respective directors, officers, employees and agents, with the Anti-Corruption Laws and applicable Sanctions.”

(k)    Article VI of the Credit Agreement is amended by adding a new Section 6.07, to read as follows:

“Section 6.07 Use of Proceeds. The Borrower shall not request any Borrowing or Letter of Credit and shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, any of the proceeds of any Borrowing or Letter of Credit (a) in furtherance of any offer, payment or promise to pay, or any authorization of the payment or giving of, money or anything else of value to any Person in violation of any Anti-Corruption Law, (b) for the purpose of funding, financing or facilitating any activity, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any applicable Sanction.”

(l)    Schedule 2.01 to the Credit Agreement is amended in full to be in the form attached hereto as Schedule 2.01.

SECTION 2.    Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”), not later than May 31, 2014, on which all of the conditions set forth below have been fulfilled.

(a)    The Administrative Agent shall have received all of the following, each dated the Effective Date (unless otherwise specified below), in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(i)    this Amendment, duly executed by the Borrower, the Lenders and the Issuing Banks;

(ii)    a new First Mortgage Bond in substitution for the First Mortgage Bond dated February 11, 2011, referencing (among other things) the extension of the Expiration Date effected pursuant to Section 1(b) of this Amendment (the “New First Mortgage Bond”), together with the related Supplemental Indenture (the “New Supplemental Indenture”) and the related bond delivery agreement (the “New Bond Delivery Agreement”), in each case duly executed and delivered by all of the parties thereto, together with a copy of the bond application (including all attachments thereto) relating to the New First Mortgage Bond;

(iii)    a copy of the First Mortgage, certified by a Financial Officer of the Borrower;

(iv)    a copy of title insurance policy number NSL 31426-SEA issued by First American Title Insurance Company, together with all endorsements thereto through the Effective Date (collectively the “Title Policy”), including an endorsement dated a recent date confirming that the Title Policy (A) insures the Lien of the First Mortgage (including as modified by the New Supplemental Indenture) securing the New First Mortgage Bond, in each case with the Expiration Date extended to the date provided in Section 1(b) hereof, (B) insures the trustee under the First Mortgage as the insured party and (C) insures the Borrower’s title to the real property subject to the Lien of the First Mortgage, and the validity and first priority of the Lien of the First Mortgage (subject to Liens permitted to exist by the terms of the First Mortgage), in an amount not less than $785,000,000, certified by a Financial Officer of the Borrower;

(v)    opinions of Davis Wright Tremaine LLP, counsel to the Borrower, Hawley Troxell Ennis & Hawley LLP, Idaho counsel to the Borrower, and Crowley Fleck PLLP, Montana counsel to the Borrower (or such other firm or firms as approved by the Administrative Agent), each addressed to the Administrative Agent, the Lenders and the Issuing Banks (or, in the case of the latter two opinions, addressed to Davis Wright Tremaine LLP), with respect to such matters relating to (A) the Borrower, (B) this Amendment, the New First Mortgage Bond, the New Supplemental Indenture and the New Bond Delivery Agreement (the “Amendment Documents”) and (C) the Loan Documents, as modified or replaced by the Amendment Documents, as the

Administrative Agent or any Lender or Issuing Bank may reasonably request (the Borrower hereby instructing each such counsel to deliver its opinion to the Administrative Agent);

(vi)    evidence that the Borrower has obtained all consents and approvals of, and has made all filings and registrations with, any Governmental Authority required in order to consummate the Transactions (as defined in Section 3(b) hereof), in each case without the imposition of any condition that, in the judgment of the Administrative Agent, could adversely affect the rights or interests of the Lenders, the Issuing Banks or the Administrative Agent under any of the Amendment Documents or the Loan Documents as modified or replaced thereby;

(vii)    a copy of the articles of incorporation of the Borrower (as most recently amended and restated), including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Washington;

(viii)    certificates, each dated as of a recent date, from the appropriate Governmental Authorities of the States of Washington, Idaho, Montana and Oregon as to the good standing of the Borrower to do business in those states;

(ix)    a certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) that attached thereto is a true and complete copy of the restated articles of incorporation and the bylaws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the Transactions and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certification with respect thereto furnished pursuant to clause (vii) above and (D) as to the incumbency and specimen signature of each officer executing any Amendment Document or any other document delivered in connection therewith on behalf of the Borrower;

(x)    a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate provided pursuant to clause (ix) above;

(xi)    a certificate of a Financial Officer of the Borrower certifying that the representations and warranties set forth in Sections 3(f) and (g) of this Amendment are true and correct; and

(xii)    such other documents as the Administrative Agent or any Lender, or legal counsel to any of them, may reasonably request.

(b)    All fees payable by the Borrower to the Administrative Agent, the “Co-Lead Arrangers” identified on the cover page of the Credit Agreement, the Issuing Banks, the Lenders or any of their respective Affiliates on or prior to the Effective Date with respect to this Amendment, and all amounts payable by the Borrower pursuant to Section 10.05 of the Credit Agreement for which invoices have been delivered to the Borrower on or prior to the Effective Date, shall have been paid in full or arrangements satisfactory to the Administrative Agent shall have been made to cause them to be paid in full.

(c)    All legal matters incident to the Amendment Documents, the Loan Documents as modified or replaced thereby and the Transactions shall be reasonably satisfactory to the Administrative Agent, the Lenders, the Issuing Banks and their respective legal counsel.

SECTION 3.    Representations and Warranties. In order to induce the Lenders, the Issuing Banks and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to them as set forth below.

(a)    The Borrower has the corporate power and authority (i) to execute and deliver the Amendment Documents, (ii) to perform its obligations under the Amendment Documents and under the Loan Documents as modified or replaced thereby and (iii) to borrow Loans and procure the issuance of Letters of Credit.

(b)    The execution and delivery of the Amendment Documents by the Borrower, the performance by the Borrower of its obligations under the Amendment Documents and under the Loan Documents as modified or replaced thereby, and the borrowing of Loans and procurement of Letters of Credit under the Credit Agreement as amended hereby (collectively the “Transactions”), (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate any provision of law, statute, rule or regulation the violation of which could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan Document as modified or replaced thereby, (B) violate any provision of the certificate or articles of incorporation or other constitutive documents or bylaws of the Borrower or any Significant Subsidiary, (C) violate any order of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan Document as modified or replaced thereby, (D) violate any provision of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, in a manner that could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lender, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan Document as modified or replaced thereby, (E) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument in a manner that could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan

Document as modified or replaced thereby or (F) result in the creation or imposition under any such indenture, agreement or other instrument of any Lien (other than the Lien under the First Mortgage related to the New First Mortgage Bond and the New Supplemental Indenture) upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

(c)    This Amendment has been duly executed and delivered by the Borrower and constitutes, and each other Amendment Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(d)    No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

(e)    The First Mortgage, as modified by the New Supplemental Indenture, constitutes a valid and perfected first-priority Lien on the collateral purported to be encumbered thereby (subject to Liens permitted to exist by the terms of the First Mortgage, as modified by the New Supplemental Indenture), enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower under the New First Mortgage Bond, and the execution, delivery and performance of this Amendment and the other Amendment Documents do not adversely affect the Lien of the First Mortgage, as modified by the New Supplemental Indenture.

(f)    The representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Effective Date after giving effect to the Amendment Documents, except (i) for any such representations and warranties qualified by materiality (including Material Adverse Effect), in which case such representations and warranties are true and correct in all respects, or (ii) to the extent that any such representations and warranties expressly relate to an earlier date.

(g)    No Default or Event of Default has occurred and is continuing either before or after giving effect to the Amendment Documents.

SECTION 4.    Assignment of Loans, LC Disbursements and LC Participations to Reflect Revised Commitments.

(a)    On the Effective Date, each Continuing Lender that is increasing its Commitment pursuant hereto (an “Additional Commitment Lender”) shall purchase, as an assignment from the Exiting Lender, such portions of the Exiting Lender’s Commitment, Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding at such time such that, after giving effect to such assignments, the respective aggregate amount of Commitments, Loans, unreimbursed LC Disbursements and participations in Letters of Credit of each Additional Commitment Lender shall be equal to its Pro Rata Share (determined by reference to Schedule 2.01 attached hereto) of the aggregate Commitments, Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding. The purchase price for the Commitments, Loans, unreimbursed LC Disbursements and participations in Letters of Credit so assigned shall be the sum of (i) the principal amount of the Loans and unreimbursed LC Disbursements so assigned, plus the amount of accrued and unpaid interest thereon as of the date of assignment, (ii) the amount of accrued and unpaid LC Participation Fees as of the date of assignment on the participations in Letters of Credit so assigned and (iii) the amount of accrued and unpaid Facility Fees as of the date of assignment on the Commitments so assigned. Each Additional Commitment Lender shall pay the aggregate purchase price payable by it to the Administrative Agent on the Effective Date, and the Administrative Agent shall promptly forward such payment to the Exiting Lender. Upon payment of the applicable amounts to the Exiting Lender, the Exiting Lender shall automatically be deemed to have sold and made the applicable assignments to the Additional Commitment Lenders and shall be released from its obligations under the Loan Documents, and the Additional Commitment Lenders shall automatically be deemed to have purchased and accepted such assignments from the Exiting Lender.

(b)    Without limiting the foregoing, upon the effectiveness of the assignments contemplated by subsection (a) above, (i) the Exiting Lender shall be discharged from its Commitment and other obligations (other than the return of its Note) under the Credit Agreement and shall no longer be a Lender thereunder, (ii) the Borrower, the Administrative Agent and the Issuing Banks shall be deemed to have consented to the assignments effected pursuant to subsection (a) above, and (iii) the Administrative Agent shall record the Commitments, Loans, LC Disbursements and LC Participations of each Additional Commitment Lender and the Exiting Lender as provided in Section 10.04 of the Credit Agreement to reflect such assignments.

SECTION 5.    Effect of Amendment on Interest and Fee Rates. Changes in interest rates and fee rates effected by this Amendment shall apply with respect to interest and fees accruing on or after the Effective Date, and interest rates and fee rates in effect before the Effective Date shall apply with respect to interest and fees accrued before the Effective Date.

SECTION 6.    Reference to and Effect on Loan Documents.

(a)    On and after the Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment, (ii) each reference in the Credit Agreement to “the First Mortgage Bond,” “thereunder,” “thereof,” “therein” or words of like import referring to the First Mortgage Bond shall mean and be a reference to the New First Mortgage Bond, (iii) each reference in the Credit Agreement to “the Supplemental Indenture,” “thereunder,” “thereof,” “therein” or words of like import referring to the Supplemental Indenture shall mean and be a reference to the New Supplemental Indenture, and (iv) each reference in the Credit Agreement to “the Bond Delivery Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Bond Delivery Agreement shall mean and be a reference to the New Bond Delivery Agreement.

(b)    Except as specifically contemplated by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the First Mortgage, as modified by the New Supplemental Indenture, and all of the collateral described therein do and shall continue to secure the payment of all obligations under the New First Mortgage Bond.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Issuing Bank or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or e-mail shall be effective as delivery of an originally executed counterpart of this Amendment.

SECTION 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.    Headings. Section headings in this Amendment are for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature pages follow.]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

AVISTA CORPORATION

By:	/s/ MARK T. THIES
Name:	Mark T. Thies
Title:	Senior Vice President, Chief Financial Officer &
Treasurer

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UNION BANK, N.A., as Administrative Agent, an Issuing Bank and a Continuing Lender

By:	/s/ ERIC OTIENO
Name:	Eric Otieno
Title:	Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and a Continuing Lender

By:	/s/ THOMAS M. THOEN
Name:	Thomas M. Thoen
Title:	Vice President

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THE BANK OF NEW YORK MELLON, as a Continuing Lender

By:	/s/ MARK W. ROGERS
Name:	Mark W. Rogers
Title:	Vice President

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KEYBANK NATIONAL ASSOCIATION, as a Continuing Lender

By:	/s/ KEVEN D. SMITH
Name:	Keven D. Smith
Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Continuing Lender

By:	/s/ HOLLAND H. WILLIAMS
Name:	Holland H. Williams
Title:	Vice President & Portfolio Manager

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BANK OF AMERICA, N.A., as a Continuing Lender

By:	/s/ MARK CRAWFORD
Name:	Mark Crawford
Title:	Senior Vice President

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JPMORGAN CHASE BANK, N.A., as a Continuing Lender

By:	/s/ JUSTIN MARTIN
Name:	Justin Martin
Title:	Authorized Officer

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SUMITOMO MITSUI BANKING CORPORATION, as a Continuing Lender

By:	/s/ SHUJI YABE
Name:	Shuji Yabe
Title:	Managing Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Continuing Lender

By:	/s/ BILL O’DALY
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ RYAN LONG
Name:	Ryan Long
Title:	Authorized Signatory

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COBANK, ACB, as a Continuing Lender

By:	/s/ DAVE JAMES
Name:	Dave James
Title:	Vice President

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BANNER BANK, as the Exiting Lender

By:	/s/ RITA E. DILLON
Name:	Rita E. Dillon
Title:	Senior Vice President

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SCHEDULE 2.01

Names, Commitments and Addresses of Lenders

Lender	Commitment
Union Bank, N.A. 445 South Figueroa Street Los Angeles, CA 90071 Attention: Bryan Read Telecopy: 213-236-4096	$60,156,250
Wells Fargo Bank, National Association 601 West 1st Avenue, Suite 900 Spokane, WA 99201 Attention: Tom Beil / Jessy Hummel Telecopy: 866-917-7929	$60,156,250
The Bank of New York Mellon BNY Mellon Center, Room 3600 Pittsburgh, PA 15258-0001 Attention: Mark W. Rogers Telecopy: 412-236-6112	$42,500,000
KeyBank National Association 601 108th Avenue Bellevue, WA 98004 Attention: Keven Smith Telecopy: 425-709-4348	$42,500,000
U.S. Bank National Association 101 South Capitol Boulevard Boise, ID 83712 Attention: Holland Williams Telecopy: 208-383-7574	$42,500,000
Bank of America, N.A. 800 5th Avenue, Floor 36 WA 1-501-36-06 Seattle, WA 98104 Attention: Mark Crawford Telecopy: 206-585-8638	$33,725,000
JPMorgan Chase Bank, N.A. 10 South Dearborn Street, Floor 9 Chicago, IL 60603 Attention: John Zur Telecopy: 312-732-1762	$33,725,000

Lender	Commitment
Sumitomo Mitsui Banking Corporation 277 Park Avenue New York, NY 10172 Attention: Emily Estevez Telecopy: 212-224-4384	$33,725,000
CoBank, ACB 5500 South Quebec Street Greenwood Village, CO 80111 Attention: Dave James Telecopy: 720-528-6247	$30,000,000
Credit Suisse AG, Cayman Islands Branch 11 Madison Avenue New York, NY 10010 Attention: William O’Daly Telecopy: 212-743-2254	$21,012,500
Total:	___________ $400,000,000

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